AMENDMENT NO. 5

TO CREDIT AGREEMENT

dated as of
March 24, 2009

Among

ICO, INC.,
BAYSHORE INDUSTRIAL, L.P. and
ICO POLYMERS NORTH AMERICA, INC.,
as Borrowers,

KEYBANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AND THE OTHER LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,

and

KEYBANK NATIONAL ASSOCIATION,
as an LC Issuer, Lead Arranger, Bookrunner,
Administrative Agent and Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Swing Line Lender

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this “Amendment”) is made as of March 24, 2009, by and among the following:

(i)           ICO, INC., a Texas corporation (“ICO”), BAYSHORE INDUSTRIAL, L.P., a Texas limited partnership (“Bayshore”), and ICO POLYMERS NORTH AMERICA, INC., a New Jersey corporation (“ICO Polymers,” and together with ICO and Bayshore, the “Borrowers” and individually, each a “Borrower”);

(ii)           KEYBANK NATIONAL ASSOCIATION, a national banking association, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and the other lending institutions from time to time party hereto (each a “Lender” and collectively, the “Lenders”);

(iii)           KEYBANK NATIONAL ASSOCIATION, a national banking association, as an LC Issuer, lead arranger, bookrunner, and administrative agent (in such capacity as administrative agent, the “Administrative Agent”); and

(iv)           WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Swing Line Lender.

RECITALS:

A.           The Borrowers, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of October 27, 2006, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated April 25, 2007, Amendment No. 2 to Credit Agreement, dated June 25, 2007,  Amendment No. 3 and Waiver to Credit Agreement, dated October 1, 2007, and Amendment No. 4 to Credit Agreement, dated May 2, 2008 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           The Borrowers, the Administrative Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.

C.           Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1.           Amendment to Schedule 1.  Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety as set forth at Exhibit A hereto.

2.           Amendment to Exhibits.  A new Exhibit I is added to the Credit Agreement in the form set forth at Exhibit B hereto.

3.           New Definitions.  The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Account Debtor” has the meaning given to such term in the Security Agreement.

“Aggregate Revolving A Facility Exposure” means at any time the sum of (i) the principal amount of all Revolving A Loans outstanding at such time and (ii) the aggregate amount of the LC Outstandings at such time.

“Amendment No. 5” means Amendment No. 5 to Credit Agreement, dated as of March 24, 2009, by and among the Borrowers, the Lenders, the Administrative Agent and the Swing Line Lender.

“Amendment No. 5 Effective Date” has the meaning given to such term in Amendment No. 5.

“Availability” means, at any time, the difference between (a) the lesser of (i) the aggregate Revolving A Commitments of the Lenders at such time, and (ii) the Borrowing Base at such time, and (b) the Aggregate Revolving A Facility Exposure plus the principal amount of all Swing Loans outstanding at such time.

“Borrowing Base” means, as of any date, the sum of the following:  (a) 80% of Eligible Accounts, plus (b) 50% of Eligible Inventory minus (c) any Reserve Amount in effect.  The Administrative Agent may, at the request of the Required Lenders, reduce the advance rate set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

“Borrowing Base Certificate” has the meaning specified in Section 6.01(n) hereof.

“Eligible Accounts” means, at any time, the Accounts of the Loan Parties, other than the following Accounts:

(a)           Accounts that do not arise out of sales of goods or rendering of services in the ordinary course of such Loan Party’s business;

(b)           Accounts on terms other than those normal or customary in such Loan Party’s business;

(c)           Accounts owing from any Person that is an Affiliate, employee or stockholder of any Loan Party;

(d)           Accounts owing from any Person that are (i) past due more than three times the normal trade terms offered such Person, (ii) more than 90 days past original invoice date or (iii) more than 60 days past original due date;

(e)           Accounts owing from any Person from which an aggregate amount of more than 25% of the Accounts owing is (i) past due more than three times the normal trade terms offered such Person, (ii) more than 90 days past original invoice date or (iii) more than 60 days past original due date;

(f)           Accounts owing from any Person to the extent that the aggregate amount of Accounts Receivable owing from such Person and its Affiliates to the Loan

Parties exceeds 20% of the Accounts (or, in the case of [Customer Name Redacted], 40%) of the Borrowers;

(g)           Accounts owing from any Person that (i) has disputed liability for any Account owing from such Person or (ii) has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise, in each case, to the extent of the amount of the claim or the amount in dispute; provided that in the event that any such amount is not a sum certain, the Administrative Agent shall determine the amount, if any, of such Accounts which will be considered Eligible Accounts;

(h)           Accounts owing from any Person that becomes the subject of any Insolvency Event;

(i)           Accounts (i) owing from any Person that is also a supplier to or creditor of the Loan Parties to the extent of the amount owing to such supplier or creditor by the Loan Parties or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling the Loan Parties to discounts on future purchases therefrom;

(j)           Accounts subject to assignment, pledge, claim, mortgage, lien or security interest of any type except granted to or in favor of the Lenders;

(k)           Accounts arising out of sales to any Account Debtor located outside the United States, unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent;

(l)           Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or that are currently subject to any claim seeking set-off or charge-back or exercise of any right of return, in each case to the extent of the amount of such claim or the amount associated with the exercise of such right of return; provided that in the event that any such amount is not a sum certain, the Administrative Agent shall determine the amount, if any, of such Accounts which will be considered Eligible Accounts;

(m)           Accounts owing from an Account Debtor that is an agency, department or instrumentality of the United States or any state thereof unless the Borrowers have satisfied the requirements of the Assignment of Claims Act of 1940 and any similar legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such Account Debtor;

(n)           Accounts of any Account Debtor of a Borrower located in any state denying creditors access to its courts in the absence of the proper filing by such Borrower of a “Notice of Business Activities Report” (or similarly captioned document), unless such Borrower has either qualified as a foreign corporation authorized to transact business in such state or such Borrower has properly filed a Notice of Business Activities Report (or similarly captioned document) required to be filed with the applicable governmental authority for the then current year in order to properly transact business in such state;

(o)           Accounts that are evidenced by a promissory note or any other negotiable instrument or chattel paper;

(p)           Accounts that are not subject to a first priority perfected security interest in favor of the Administrative Agent;

(q)           any Account which the Administrative Agent, in its sole discretion determines not to be an Eligible Account for purposes of this Agreement; and

(r)           Accounts that are owed in any currency other than U.S. Dollars

If an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrowers shall notify the Administrative Agent thereof (i) within five (5) Business Days of the date the Borrowers obtained knowledge thereof if any such Account is in excess of $25,000 and (ii) on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Inventory” means Inventory of the Loan Parties, other than the following:

(a)           Inventory located on leaseholds to the extent the aggregate value of such Inventory exceeds $100,000 and as to which the lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notice of default, the right to repossess such Inventory after the occurrence of an Event of Default and such other rights as may be acceptable to the Administrative Agent;

(b)           Inventory that is damaged, defective, obsolete, unusable or, in the case of finished goods, otherwise unavailable for sale;

(c)           Inventory with respect to which the representations and warranties set forth in Section 3 of the Security Agreement applicable to Inventory are not true and correct;

(d)           Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

(e)           items that are work-in-process;

(f)           Inventory consisting of goods that are slow moving or that has aged greater than one calendar year;

(g)           Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision in Title 29 U.S.C. § 215(a)(1);

(h)           Inventory that fails to meet in all material respects all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

(i)           Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom a Loan Party has received notice of a dispute in respect of any such agreement;

(j)           Inventory located outside the United States or Inventory which is in transit;

(k)          Inventory that has been consigned by the Loan Parties to any other Person;

(l)           Inventory that is not subject to a first priority perfected security interest in favor of the Administrative Agent; and

(m)         Inventory which is not acceptable to the Administrative Agent in its sole discretion due to age, quality, type, category and/or quantity.

“Field Exam” has the meaning provided in Section 6.02.

“New Jersey Facility” means the facility located at Route 173, 2 Vliet Farm Road, Asbury, New Jersey, 08802.

“Reserve Amount” means an amount, if any, determined in each case by the Administrative Agent, in its reasonable business judgment as a reserve against the Borrowing Base, including, without limitation, reserves for (i) tax liabilities and other obligations owing to governmental entities, (ii) litigation liabilities, (iii) environmental liabilities, and (iv) the anticipated costs and expenses relating to the liquidation of Collateral.

4.           Deletion of Definitions.  Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Adjusted Aggregate Revolving Facility Exposure”, “Domestic Cash”, “Domestic Accounts Receivable”, “Domestic Inventory” and “Wells Fargo Base Rate” therefrom.

5.           Amended and Restated Definitions.  Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definitions of “Account”, “Applicable Margin”, “Base Rate”, “Consolidated Fixed Charges”, “Inventory”, and “Total Revolving A Commitment” in their entirety as follows:

“Account” has the meaning given to such term in the Security Agreement.

“Applicable Margin” means:

(a)           with respect to Term Loans and Revolving A Loans:

(i)
Initially, from the Amendment No. 5 Effective Date, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 275.0 basis points for Base Rate Loans, and (B) 375.0 basis points for Eurodollar Loans;

(ii)
Commencing with the fiscal quarter of the Borrowers ended on March 31, 2009, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Less than or equal to 1.50 to 1.00	250.0 basis points	350.0 basis points
Greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	275.0 basis points	375.0 basis points
Greater than 2.50 to 1.00	325.0 basis points	425.0 basis points

(b)           With respect to Revolving B Loans:

(i)
Initially, from the Amendment No. 5 Effective Date until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 325.0 basis points for Base Rate Loans, and (B) 425.0 basis points for Eurodollar Loans;

(ii)
Commencing with the fiscal quarter of the Borrowers ended on March 31, 2009, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Less than or equal to 1.50 to 1.00	275.0 basis points	375.0 basis points
Greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	325.0 basis points	425.0 basis points
Greater than 2.50 to 1.00	375.0 basis points	475.0 basis points

(c)           Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the first day of the month following each Financial Statement Due Date based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by the financial statements to be delivered by the applicable Financial Statement Due Date.  Notwithstanding the foregoing provisions, during any period when (A) the Borrower Representative has failed to timely deliver the consolidated financial statements referred to in Section 6.01(a) or (b), accompanied by the certificate and calculations referred to in Section 6.01(c) in the case of the financial statements referred to in Section 6.01(a) and (b)(ii) or (B) a Default under Section 8.01(a) has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time.  Upon the remedy or cure of any such failure or Default, the Applicable Margin shall be adjusted as of the date of such remedy or cure based on the then applicable Leverage Ratio.  Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower Representative and the Lenders.  Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of (i) the rate of interest established by KeyBank National Association, from time to time, as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus ½ of 1% per annum, and (iii) the applicable Adjusted Eurodollar Rate for a Eurodollar Loan made that day with a one month Interest Period plus 1% per annum.

 “Consolidated Fixed Charges” means, for any period, as determined on a consolidated basis and in accordance with GAAP, without duplication, the aggregate of (i) Consolidated Interest Expense, (ii) for the Testing Period ending December 31, 2008, Consolidated Income Tax  Expense for the fiscal quarter then ended multiplied by four, for the Testing Period ending March  31, 2009, the sum of Consolidated Income Tax Expense for the fiscal quarters ending December  31, 2008 and March 31, 2009 multiplied by two, for the Testing Period ending June 30, 2009, the sum of Consolidated Income Tax Expense for the fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009 multiplied by four-thirds, and for the Testing Period ending September 30, 2009, the sum of Consolidated Income Tax Expense for the fiscal quarters ending December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, and thereafter, Consolidated Income Tax Expense, in each case, excluding valuation allowances placed against deferred tax assets, so long as such items are non-cash, (iii) scheduled principal payments on Consolidated Funded Indebtedness due in the twelve months preceding the measurement date (other than optional prepayments of the Revolving Loans), (iv) reductions in the Revolving B Commitment scheduled or required to be made during the twelve months preceding the measurement date, (v) for any Testing Period ending December 31, 2009 and thereafter, Capital Distributions made by ICO in respect of its Equity Interests, (vi) Consolidated Capital Expenditures that are made for the purpose of maintaining existing fixed assets (other than such expenditures in an aggregate amount not to exceed $500,000 made by the Borrowers or their Subsidiaries for repairs to the New Jersey Facility in connection with the sale thereof) and (vii) Rental Expense.”

“Inventory” has the meaning given to such term in the Security Agreement.

“Total Revolving A Commitment” means the sum of the Revolving A Commitments of the Lenders as the same may be decreased pursuant to Section 2.12(b) or (c) hereof.  As of the Amendment No. 5 Effective Date, the amount of the Total Revolving A Commitment is $20,000,000.

6.           Amendment to Section 2.02(a).  Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.02

(a)           Revolving A Facility.  During the Revolving A Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving A Loan or Revolving A Loans to the Borrowers from time to time pursuant to such Lender’s Revolving A Commitment, which Revolving A Loans (i) may, except as set forth herein, at the option of the Borrower Representative, be incurred and maintained as, or Converted into, Revolving A Loans that are Base Rate Loans or Eurodollar Loans, provided that all Revolving A Loans made as part of the same Revolving A Borrowing shall consist of Revolving A Loans of the same Type; (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving A Loan, (A) the Revolving A Facility Exposure of any Lender would exceed such Lender’s Revolving A Commitment, (B) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans would exceed the lesser of (1) the Borrowing Base and (2) the Total Revolving A Commitment, or (C) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c).  The Revolving A Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving A Facility Percentage of each Revolving A Borrowing, in each case in accordance with Section 2.07 hereof.”

7.           Amendment to Section 2.04(a).  Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.04    Swing Line Facility.

(a)           Swing Loans.  During the Revolving A Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement and the Sweep Documentation, to make a Swing Loan or Swing Loans to the Borrowers from time to time, which Swing Loans:  (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in U.S. Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans would not exceed the lesser of (1) the Borrowing Base and (2) the Total Revolving A Commitment; (v) shall not be made if, after giving effect thereto, the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.  To the extent the terms of this Agreement and the Sweep Documentation conflict, the terms of this Agreement shall control.”

8.           Amendment to Section 2.05(a).  Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.05    Letters of Credit.

(a)           LC Issuances.  During the Revolving A Facility Availability Period, the Borrower Representative may request an LC Issuer at any time and from time to time to issue, for the account of any Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in Dollars and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount, (ii) the Revolving A Facility Exposure of any Lender would exceed such Lender’s Revolving A Commitment, (iii) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans outstanding would exceed the lesser of (1) the Borrowing Base and (2) the Total Revolving A Commitment, or (iv) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof.

Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) 30 Business Days prior to the Revolving Facility Termination Date.”

9.           Amendment to Section 2.09(a).  Section 2.09(a) of the Credit Agreement shall be amended and restated as follows:

“(a)          Interest on Revolving Loans; Interest on Swing Loans.  (i) The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (A) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, and (B) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.  (ii) The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Base Rate plus the Applicable Margin in effect from time to time.”

10.           Amendment to Section 2.11(b)(i).  Section 2.11(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)           The Borrowers agree to pay to the Administrative Agent, for the ratable benefit of each Lender based upon each such Lender’s Revolving A Facility Percentage, as consideration for the Revolving A Commitments of the Lenders, commitment fees (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (A) 50.0 basis points times (B) the Unused Total Revolving A Commitment in effect on such day.  Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.”

11.           Amendment to Section 2.13 (c)(ii).  Section 2.13(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)           Loans Exceed the Commitments or Borrowing Base.  If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving A Facility Exposure of any Lender exceeds such Lender’s Revolving A Commitment or the Revolving B Facility Exposure of any Lender exceeds such Lender’s Revolving B Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, (D) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans outstanding exceeds the lesser of (1) the Borrowing Base and (2) the Total Revolving A Commitment, or (E) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the Borrowers shall, on such day, prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.”

12.           Amendment to Section 4.02.  Section 4.02 of the Credit Agreement is hereby amended to add a new subsection (c) thereto:

“(c)           for each Revolving A Loan or Swing Line Loan or issuance or renewal of any Letter of Credit, the aggregate principal amount of all Revolving A Loans and Swing Line Loans (including the Loan requested) plus the aggregate amount of all Letters of Credit then outstanding

(including the Letter of Credit or renewal thereof requested) (assuming, in each case, compliance with all conditions of drawing) does not exceed the Borrowing Base (which shall be reflected in the Borrowing Base Certificate most recently delivered by the Borrower Representative to the Administrative Agent pursuant to Section 6.01(n)).”

13.           Amendment to Section 6.01(b).  Section 6.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)(i)     Monthly Financial Statements.  As soon as available and in any event within 30 days after the close of each monthly accounting period in each fiscal year of the Borrowers, the unaudited consolidated balance sheets of the Borrowers and their respective consolidated Subsidiaries as at the end of such monthly period and the related unaudited consolidated statements of income and of cash flows for such monthly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrowers by the Chief Financial Officer of the Borrower Representative, subject to changes resulting from normal year-end audit adjustments.

(ii)           Quarterly Financial Statements.  As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrowers, the unaudited consolidated balance sheets of the Borrowers and their respective consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrowers by the Chief Financial Officer of the Borrower Representative, subject to changes resulting from normal year-end audit adjustments.”

14.           Amendment to Section 6.01(c).  Section 6.01 of the Credit Agreement is hereby amended to replace the words “Sections 8.1(a) and (b) above” in the first sentence thereof with the following:

“Sections 6.1(a) and (b)(ii) above”

15.           New Section 6.01(n).  A new Section 6.01(n) is hereby added to the Credit Agreement as follows:

“(n)        Within 20 days of the end of each calendar month, a borrowing base certificate, signed by an Authorized Officer, in the form of Exhibit I or another form that is acceptable to the Administrative Agent in its sole discretion (a “Borrowing Base Certificate”); provided that (i) if at any time Availability is less than $1,000,000, or (ii) a Default or Event of Default has occurred and is continuing, the Administrative Agent may request Borrowing Base Certificates to be provided more frequently than monthly.”

16.           New Section 6.01(o).  A new Section 6.01(o) is hereby added to the Credit Agreement as follows:

“(o)        If requested by the Administrative Agent, within 20 days after the end of each calendar month, (i) a written report, reasonably satisfactory in form and scope to the Administrative Agent, as to the Inventory, Accounts, and accounts payable of the Loan Parties, setting forth the type, age, amount, value and location of the Inventory and Accounts as of the end of such month, and (ii) such other financial information related to the foregoing as the Administrative Agent may reasonably request.”

17.           Amendment to Section 6.02.  Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                               “Section 6.02     Books, Records and Inspections.  The Borrowers will, and will cause each of their respective Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers or such Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit, upon reasonable prior notice to the Borrower Representative and during normal business hours, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrowers and their Subsidiaries in whomsoever’s possession (but only to the extent the Borrowers or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of the Borrowers and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrowers and of their Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.  The Administrative Agent shall conduct a field exam (a “Field Exam”) each fiscal year prior to April 30 of each such fiscal year, and otherwise as often as reasonably deemed necessary or desirable by the Administrative Agent or as reasonably requested by any Lender.  In no event shall the Administrative Agent have any liability  to the Lenders with respect to the contents of reports provided to the Lenders.  Any Lender may, upon written request to the Administrative Agent, accompany the Administrative Agent on any such visit by the Administrative Agent.”

18.           Amendment to Section 7.02(c).  Section 7.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)           if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Borrower or any Subsidiary may make any Acquisition that is a Permitted Acquisition, provided that (i) all of the conditions contained in the definition of the term Permitted Acquisition are satisfied and (ii) both before and after giving effect to the consummation thereof, Availability is greater than $2,000,000.

19.           Amendment to Section 7.06.  Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                               “Section 7.06     Restricted Payments.  The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except,:

(a)           any Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock); and

(b)           (i) any Subsidiary may declare and pay or make Capital Distributions to any Domestic Loan Party, and (ii) any Foreign Subsidiary may declare and pay or make Capital Distributions to any other Foreign Subsidiary or to any Domestic Loan Party; and

(c)           so long as the Borrowers shall have maintained at all times, a Fixed Charge Coverage Ratio of at least 1.10 to 1.00, during the three consecutive fiscal quarters (commencing with the Fiscal Quarter ending March 31, 2009), ending immediately prior to such Restricted Payment, ICO may declare and pay or make Capital

Distributions (including, but not limited to any made in connection with the Preferred Stock Transaction), provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrowers will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Capital Distribution, and (iii) after giving pro forma effect to each such Capital Distribution, the Leverage Ratio is less than 2.50 to 1.00.

20.           Amendment to Section 7.07 (c).  Section 7.07(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)         Fixed Charge Coverage Ratio.  The Borrowers will not permit at any time the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 through September 30, 2010 and 1.10 to 1.00 at any time thereafter.

21.           Amendment to Section 7.07 (d).  Section 7.07(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)           [Reserved].”

22.           Section 11.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 11.01   Payment of Expenses, etc.  The Borrowers agree to pay  (or reimburse the Administrative Agent, the Lenders or their Affiliates, as the case may be) all of the following: (i) whether or not the transactions contemplated hereby are consummated, for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents that are requested by any Loan Party; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any Field Exam, including without limitation examiner fees for both on-site visits and subsequent analysis performed at the Administrative Agent’s office; (iv) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents  or the other documents and instruments referred to therein, including, without limitation,  the reasonable fees and disbursements of any individual counsel to the Administrative Agent and any Lender (including, without limitation, allocated costs of internal counsel); and (v) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.”

23.           Amendment to Section 11.12 (a)(ii).  Section 11.12(a)(ii) of the Credit Agreement is hereby amended to delete the word “or” at the end of subsection (E), replace “.” at the end of subsection (F) with “; or” and add a new subsection (G) thereto:

“(G)        increase the advance rate set forth in the definition of Borrowing Base; provided, however, that if the Administrative Agent at any time reduces such advance rate, the Administrative Agent may, in its sole discretion, increase the advance rate up to the advance rate effective on the Amendment No. 5 Effective Date without the written consent of each Lender affected thereby.”

24.           Consent to sale of the New Jersey Facility.  Notwithstanding Section 7.02 of the Credit Agreement or any other provision of the Loan Documents to the contrary, the Administrative Agent and the Lenders hereby consent to the sale of the New Jersey Facility (“the New Jersey Facility Sale”), provided that (i) the consideration for the New Jersey Facility Sale represents fair value and at least 90% of such consideration consists of cash; and (ii) at least five Business Days prior to the date of completion of the New Jersey Facility Sale, the Administrative Agent shall have received an officer’s certificate pursuant to Section 7.02(d) of the Credit Agreement.

25.           Release of ICO Worldwide, L.P.  The Administrative Agent and the Lenders hereby acknowledge that the existence of ICO Worldwide, L.P., an indirect Subsidiary of ICO, was terminated as of October 29, 2008 and is no longer a Subsidiary Guarantor as of such date.

26.           Conditions Precedent.  This Amendment shall become effective on the date (the “Amendment No. 5 Effective Date”) that the following conditions are satisfied:

(a)          this Amendment has been executed by each Borrower, the Administrative Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b)          the Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each Borrower approving this Amendment;

(c)          the Borrowers have paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment;

(d)          all representations and warranties of the Loan Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;

(e)          each Subsidiary Guarantor has executed and delivered to the Administrative Agent the Subsidiary Guarantor Acknowledgment and Agreement attached hereto;

(f)           the Borrowers shall have delivered to the Administrative Agent and the Lenders an executed Borrowing Base Certificate, which Borrowing Base Certificate shall evidence that the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans outstanding as of the date hereof does not exceed the lesser of (1) the Borrowing Base and (2) the Total Revolving A Commitment; and

(g)          the Borrowers shall have paid to the Administrative Agent for the distribution to the Lenders, an amendment fee equal to fifty basis points multiplied by the sum of the amount of (i) each Lender’s Total Revolving A Commitment, (ii) the aggregate outstanding amount of each Lender’s Revolving B Loans and (iii) the outstanding amount of each Lender’s Term Loan, in each case as set forth on Schedule 1 hereto.

27.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:  (a) such Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational documents of such Borrower or any law applicable to such Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms.

28.           Credit Agreement Unaffected.  Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

29.           Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

30.           Entire Agreement.  This Amendment is specifically limited to the matters expressly set forth herein.  This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

31.           Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS GOVERNS THIS AMENDMENT.  Any legal action or proceeding with respect to this Amendment may be brought in any court located in Harris County, Texas or in any court of the United States for the Southern District of Texas, Houston Division, and, by execution and delivery of this Amendment, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Borrowers hereby further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower Representative at its address for notices pursuant to Section 11.05 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law.  Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

(b)           The Borrowers hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to in Section 31(a) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ICO, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Chief Financial Officer & Treasurer

BAYSHORE INDUSTRIAL, L.P.

By:	Bayshore Industrial GP, L.L.C.
Its:	General Partner
By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

ICO POLYMERS NORTH AMERICA, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Sr. Vice President, Chief Financial Officer &
Treasurer

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:	/s/ Brian Fox
Name:	Brian Fox
Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Chad D. Johnson
Name:	Chad D. Johnson
Title:	Vice President

SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 5 to Credit Agreement, dated as of March 24, 2009 (the “Amendment”).  Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment.  Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

Each Subsidiary Guarantor hereby waives and releases, to the fullest extent permitted by applicable law, the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates, and subsidiaries from any and all claims, offsets, defenses, and counterclaims of which any of the Subsidiary Guarantors is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH SUBSIDIARY GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

(Signature page follows.)

IN WITNESS WHEREOF, this Subsidiary Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ICO GLOBAL SERVICES, INC.

By:	/s/ Donald Eric Parsons
Name:	Donald Eric Parsons
Title:	President

ICO P&O, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Chief Financial Officer & Treasurer

ICO TECHNOLOGY, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

WEDCO TECHNOLOGY, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	President, Chief Financial Officer &
Treasurer

WORLDWIDE GP, L.L.C.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Manager, President & Treasurer

WORLDWIDE LP, L.L.C.
By:	ICO Global Services, Inc.
Its Sole Member

By:	/s/ Donald E. Parsons
Name:	Donald E. Parsons
Title:	President

BAYSHORE INDUSTRIAL GP, L.L.C.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

BAYSHORE INDUSTRIAL LP, L.L.C.
By:	ICO Global Services, Inc.
Its Sole Member

By:	/s/ Donald Eric Parsons
Name:	Donald Eric Parsons
Title:	President

ICO POLYMERS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

BAYSHORE RE HOLDINGS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

CHINA RE HOLDINGS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

SCHEDULE 1

Outstanding Loan Amounts

Lender	Revolving A Commitment	Outstanding Revolving B Loans	Outstanding Term Loan
KeyBank National Association	$10,000,000.00	$2,083,333.00	$4,583,333.34
Wells Fargo Bank, National Association	$10,000,000.00	$2,083,333.00	$4,583,333.34
Total:	$20,000,000.00	$4,166,666.00	$9,166,666.69

EXHIBIT A

Schedule 1

Lenders and Commitments

Lender	Revolving A Commitment	Revolving A Facility Percentage as of the Amendment No. 5 Effective Date	Revolving B Commitment	Revolving B Facility Percentage as of the Amendment No. 5 Effective Date	Term Commitment
KeyBank National Association	$10,000,000.00	50.00%	$2,500,000.00	50.00%	$7,083,333.50
Wells Fargo Bank, National Association	$10,000,000.00	50.00%	$2,500,000.00	50.00%	$7,083,333.50
Total:	$20,000,000.00	100.00%	$5,000,000.00	100.00%	$14,166,667.00

EXHIBIT B

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

(see attached)
[Redacted]